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                                                                   Exhibit 23(b)



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Graphic Industries, Inc. 1995 Stock Option Plan of our report dated March 13, 1995, with respect to the consolidated financial statements and schedule of Graphic Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP



Atlanta, Georgia
April 25, 1995